                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12



                        Carpenter Technlogy Corporation
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                            [CARPENTER LETTERHEAD]

September 26, 1997


To Our Stockholders:

It is my pleasure to invite you to attend the 1997 Annual Meeting of Stockholders of Carpenter Technology Corporation, to be held at 4:00 p.m. on October 20, 1997. The meeting will be held at The Inn At Reading, located in Wyomissing, Pennsylvania. The doors of the ballroom will open at 3:00 p.m.

Business scheduled to be considered at the meeting includes the election of four (4) Directors, the approval of the appointment of Coopers & Lybrand, L.L.P., as independent public accountants for the Corporation for 1998, and the approval of the amended and restated Non-Qualified Stock Option Plan for Non-Employee Directors including an increase in the number of shares reserved for the revised Plan. Additional information concerning these matters is included in the Notice of Annual Meeting and Proxy Statement. I will review with you the Corporation's operations during the past year and will be available to respond to questions during the meeting.

If you plan to attend the meeting, please bring the Admission Ticket located on the bottom half of your Proxy Card with you to the meeting. If your shares are currently held in the name of your broker, bank or other nominee, and you wish to attend the meeting, you should obtain a letter from your broker, bank or other nominee indicating that you are the beneficial owner of a stated number of shares of stock as of the record date, September 2, 1997.

To ensure proper representation of your shares at the meeting, please carefully mark the enclosed Proxy Card, then sign, date and return it at your earliest convenience.

I look forward to seeing you at the meeting.




Sincerely,

/s/ ROBERT W. CARDY
-------------------------------------
ROBERT W. CARDY
Chairman,
President and Chief Executive Officer

September 26, 1997


                               TABLE OF CONTENTS



                                                                                    Page
                                                                                   ------
NOTICE OF ANNUAL MEETING   ......................................................   Cover
PROXY STATEMENT   ...............................................................       1
General Information  ............................................................       1
Board of Directors ..............................................................       2
Committees of the Board  ........................................................       3
Election of Directors   .........................................................       4
The Board of Directors  .........................................................       5
Beneficial Ownership    .........................................................       8
Executive Compensation  .........................................................       9
Human Resources Committee Report    .............................................      10
Description of Director Compensation Program    .................................      13
Stockholder Return Performance Presentation  ....................................      14
Compliance with Section 16(a)  ..................................................      15
Retirement Benefits  ............................................................      15
Savings Plan of Carpenter Technology Corporation  ...............................      17
Employee Stock Ownership Plan    ................................................      17
Stock Option ....................................................................      18
Stock Options/SAR Grants in Fiscal Year 1997 ....................................      19
Stock Option/SAR Exercises and Year End Holdings   ..............................      19
Appointment of Auditors .........................................................      20
Approval of Amended and Restated Non-Qualified Stock Option Plan for Non-Employee
 Directors  .....................................................................      20
1998 Stockholder Proposals    ...................................................      22
Other Business    ...............................................................      22
Stock Based Compensation Plan for Non-Employee Directors ........................     A-1

                                                              [CARPENTER LOGO]

                                 ------------

                   Notice of Annual Meeting of Stockholders
                                      on
                               October 20, 1997

                                 ------------


     NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Stockholders of CARPENTER TECHNOLOGY CORPORATION will be held at The Inn At Reading, Wyomissing, Pennsylvania on Monday, October 20, 1997 at 4:00 p.m., local time, for the purpose of:

   (1) Electing four (4) Directors (Proposal No. 1);

   (2) Approving the appointment of independent accountants of the Corporation for the fiscal year ending June 30, 1998 (Proposal No. 2);

   (3) Approving an amendment and restatement of the Non-Qualified Stock Option Plan for Non-Employee Directors including an increase in the number of reserved shares (Proposal No. 3); and

   (4) Transacting such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on September 2, 1997, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. A list of stockholders will be available at the time and place of the meeting and, during the 10 days prior to the meeting, at the office of the Corporate Secretary, 101 West Bern Street, Reading, Pennsylvania.

     It is important that your shares be represented at the meeting regardless of the number of shares that you own. Please complete and sign the enclosed Proxy Card, which is being solicited by the Board of Directors of the Corporation, and return it in the enclosed postage pre-paid envelope as soon as you can.

     You are cordially invited to attend the meeting. A map showing the location of The Inn At Reading appears at the end of the Proxy Statement. If you plan to attend the meeting, please use the Admission Ticket attached to your Proxy Card. You may, of course, attend the meeting without an Admission Ticket upon proper identification.






                                        By Order of the Board of Directors,

                                        /s/ JOHN R. WELTY
                                        --------------------------------------
                                        JOHN R. WELTY
                                        Vice President,
                                        General Counsel and Secretary

                                                              [CARPENTER LOGO]

                                                             September 26, 1997
                                 ------------


                                PROXY STATEMENT


General Information


     This Proxy Statement is furnished in connection with the solicitation of proxies to be used at the Annual Meeting of Stockholders to be held on October 20, 1997, and at any adjournment thereof. The Corporation's Annual Report to Stockholders, including financial statements, accompanies this Notice and Proxy Statement, but is not incorporated as part of the Proxy Statement and is not to be regarded as part of the proxy solicitation material.

     Proxies are solicited by the Board of Directors of the Corporation in order to provide every stockholder an opportunity to vote on all matters scheduled to come before the meeting, whether or not he or she attends the meeting in person. When the enclosed Proxy Card is returned properly signed, the shares represented thereby will be voted by the proxy holders named on the card in accordance with the stockholder's directions. You are urged to specify your choices by marking the appropriate boxes on the enclosed Proxy Card. If the proxy is signed and returned without specifying choices, the shares will be voted as recommended by the Board of Directors. A stockholder giving a proxy may revoke it at any time before it is voted at the meeting by filing with the Corporate Secretary an instrument revoking it, or by a duly executed proxy bearing a later date. If you do attend, you may, if you wish, vote by ballot at the meeting, thereby canceling any proxy vote previously given.

     If a stockholder wishes to give a proxy to someone other than those designated on the Proxy Card, he or she may do so by crossing out the names of the designated proxies and by then inserting the name of another person(s). The signed Proxy Card should be presented at the meeting by the person(s) representing the stockholder.

     On September 2, 1997, there were 19,503,518 shares of common stock issued and outstanding, each of which is entitled to one vote. There were also 446.097 shares of the Corporation series A convertible preferred stock held by the Trustee of the Corporation's Employee Stock Ownership Plan (ESOP). Each share of preferred stock is convertible, per operation of the ESOP, into at least 2,000 shares of common stock with the equivalent of 1.3 votes for each such common share, subject to anti-dilution adjustments and to limitations under applicable securities laws and stock exchange regulations. The preferred stock votes together with the common stock as a single class on all matters upon which the common stock is entitled to vote. Each ESOP Participant is entitled to direct the Trustee how to vote both the shares of preferred stock allocated to his or her account and his or her proportionate share of any unvoted or unallocated shares of preferred stock. Under the Savings Plan of Carpenter Technology Corporation, each Participant is entitled to direct the Trustee how to vote the shares of common stock allocated to his or her account. The Trustee shall vote any undirected shares in the same proportion and manner as the directed shares.

     The holders of a majority of the outstanding shares must be present in person or by proxy at the annual meeting in order to constitute a quorum for the purpose of transacting business at the meeting. Except for the election of Directors, the affirmative vote of the holders of a majority of the outstanding shares of common stock present in person or by proxy at the meeting and entitled to vote on the proposals is required to ratify and approve the proposals. Directors are elected by a plurality of the votes cast by written ballot. Abstentions are counted in tabulations of the votes cast by stockholders on the proposals and will have the effect of a negative vote. Brokers who hold shares in street name for customers have the authority to vote only on certain routine matters in the absence of instruction from the beneficial owners. A broker non-vote occurs when the broker does not have the authority to vote on a particular proposal. Under applicable Delaware law, broker non-votes will not be counted for purposes of determining whether any proposal has been approved.


     The Board of Directors believes that as of September 2, 1997, the following individuals and entity owned more than 5% of the Corporation's issued and outstanding shares of common stock:



                                          Number of Shares      Percent
Name and Address of Beneficial Owner     Beneficially Owned     of Class
--------------------------------------   --------------------   ---------
Mr. & Mrs. Peter C. Rossin                  2,434,494(1)         12.3%
1500 Oliver Bldg.
Pittsburgh, PA 15222

State Street Bank and Trust Company         1,986,954(2)         10.0%
P.O. Box 1389
Boston, MA 02104

------------
1) As a result of Carpenter's acquistion of Dynamet Incorporated, Mr. Peter C. Rossin became Director of the Corporation. He and his wife own of record or beneficially a total of 2,434,494 shares of the Corporation's common stock or approximately 12% of the shares outstanding as of September 2, 1997. These shares are subject to a Standstill Agreement which provides for certain limitations on either the increase or disposal of their interest in the Corporation's common stock, solicitation of proxies, involvement in tender offers, business combinations or restructuring of voting securities affecting the Corporation and on their ability to seek control of or influence the Corporation's Board of Directors or Management. In addition, the Standstill Agreement provides that the Board will recommend the election, as a Director of the Corporation, of Mr. Rossin or another person that he and the other former Dynamet shareholders designate, if, after consultation, the Board determines such person is reasonably acceptable. The Standstill Agreement expires in 2007, unless terminated earlier as a result of a change in control of the Corporation or a reduction of the voting power of the former Dynamet shareholders below 5% of the Corporation's outstanding shares.


2) State Street Bank and Trust Company has advised the Corporation that, acting as Trustee for various collective investment funds for employee benefit plans, other index accounts, and various personal trusts; it had sole voting power with respect to 75,700 shares of common stock; sole dispositive power with respect to 77,700 shares of common stock; acting as Trustee for the Corporation's Savings Plan, it had shared voting power and shared dispositive power with respect to 1,017,060 shares of common stock; and acting as Trustee for the Corporation's ESOP, it had shared voting power and shared dispositive power with respect to 892,194 shares of common stock, representing the amount of common stock that would be held if the shares of series A convertible preferred stock actually held were converted into common stock using the ratio of one preferred share equal to 2,000 shares of common stock.


     Except as discussed above, the Board of Directors and Management is not aware of any other person or entity who holds beneficially more than 5% of the outstanding common stock of the Corporation.


     Solicitation of proxies is made on behalf of the Board of Directors of the Corporation, and the cost of preparing, assembling, and mailing the Notice of Annual Meeting, Proxy Statement, and Form of Proxy will be paid by the Corporation. In addition to the use of the mail, proxies may be solicited by Directors, Officers and regular employees of the Corporation, without additional compensation, in person or by telephone or telegraph. Solicitation of proxies may also be made on behalf of the Corporation by D. F. King & Co. at a cost of approximately $4,500. The Corporation will reimburse brokerage houses and other nominees for expenses in forwarding proxy material to beneficial owners of the Corporation's stock.


Board of Directors


     The Corporation's Board of Directors held 12 meetings during fiscal year 1997. Mr. Peter C. Rossin was elected February 28, 1997, to the Board of Directors. From the date of Mr. Rossin's election through the end of the fiscal year, he was scheduled to attend six Board of Directors and Committee meetings. Due to an illness, Mr. Rossin was unable to attend two of the six scheduled meetings, therefore, Mr. Rossin's attendance was 66%. The average attendance for all Directors at these meetings was 94%.

     No Director who is an employee of the Corporation is compensated as a member of the Board or any Committee of the Board. Compensation for non-employee Directors currently consists of an annual retainer of $20,000 and a $1,000 fee, plus travel expenses, where appropriate, for each Board meeting attended and a $800 fee for each Committee meeting attended. Each Committee Chairperson receives an additional annual retainer of $3,000.


Committees of the Board

     The standing Committees of the Board of Directors are the Audit, Corporate Governance, Human Resources, and Finance Committees.

     The Audit Committee reviews the adequacy of the Corporation's financial reporting, accounting systems and controls and recommends the independent accountants to conduct the annual audit of the books and accounts of the Corporation. The Audit Committee also evaluates the Corporation's internal and external auditing procedures, the security of data processing systems, and its environmental compliance program. The Committee maintains a direct line of communication with the Corporation's independent accountants and the Corporation's Manager-Internal Audit. The Committee held three meetings during fiscal year 1997. No member of the Audit Committee may be an employee or former employee of the Corporation. The Audit Committee currently consists of Messrs. Kay, Chairman; Bennett; Evarts; Fitzpatrick; Langenberg; Miller; and Ms. Turner.

     The Corporate Governance Committee reviews and recommends any action proposed with respect to changes in the Corporate Charter or By-Laws, and any stockholder proposals. The Committee reviews and recommends to the Board the size, composition and committee structure of the Board, as well as nominees to the Board of Directors and its Committees. The Committee also considers the performance and potential conflicts of incumbent Directors in determining whether to recommend them to the Board as nominees for reelection, and maintains guidelines informing the Directors of their duties and obligations. The Committee met three times during fiscal year 1997. No member of the Corporate Governance Committee may be an employee or former employee of the Corporation. Members of the Corporate Governance Committee currently are Messrs. Hudson, Chairman; Dietrich; Fitzpatrick; Garr; Kay; Langenberg; Lawless; and Wolfe.

     The Corporate Governance Committee will consider sound and meritorious nomination suggestions from stockholders. All letters of recommendation for nomination at the 1998 Annual Meeting of Stockholders should be received by the Corporate Secretary at the Corporation's headquarters on or before August 21, 1998, but not sooner than July 22, 1998. Such stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a Director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of Directors pursuant to
Schedule 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder, and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as Director of the Corporation. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in the Corporation's By-Laws and applicable law. A signed statement from the person recommended for nomination should accompany the letter of recommendation indicating that he or she consents to be considered as a nominee.

     The Human Resources Committee reviews and recommends actions to the Board of Directors on such matters as the salary of the Chief Executive Officer and the salary and other compensation of Officers. The Human Resources Committee also (1) oversees the administration of the Corporation's pension plans (other than pension fund asset management), (2) reviews the Corporation's succession plan for Officers, (3) has the authority to administer, grant and award stock and stock options under the Corporation's incentive equity plans, and (4) reviews and reports on the Corporation's progress on affirmative action and equal opportunity matters, employee health and safety issues and workers' compensation costs. The Committee held three meetings during fiscal year 1997. No member of the Human Resources Committee may be an employee or former employee of the Corporation. Current members of the Committee are Messrs. Bennett, Chairman; Dietrich; Evarts; Hudson; Humphrey; Rossin; and Ms. Turner.

     The Finance Committee reviews and recommends certain actions to the Board of Directors relating primarily to the Corporation's capital structure, cash management strategies, pension fund asset management and dividend policy. The Committee met two times during fiscal year 1997. Current members of the Committee are Messrs. Miller, Chairman; Cardy; Garr; Humphrey; Lawless; Roedel; Rossin; and Wolfe.


                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     The Corporation's Board of Directors consists of 16 Directors serving in three classes, the respective terms of which expire alternately over a three-year period.

     As of the date of this meeting, the following four Directors are retiring from service on the Board: Carl R. Garr, Arthur E. Humphrey, Frederick C. Langenberg and Paul R. Roedel. They will retire from the Board in accordance with the By-Laws which generally require any Director to retire at the next annual meeting of stockholders after the Director attains age 70. Arthur E. Humphrey, whose current term expires in 1998, has chosen not to serve the remaining period of his term.

     Unless otherwise specified by the stockholders, the shares represented by the proxies will be voted for the four nominees for Directors listed below. Messrs. C. McCollister Evarts, M.D., William J. Hudson, Jr., Peter C. Rossin, and Kenneth L. Wolfe are nominated for terms which will expire at the October, 2000 Annual Meeting of Stockholders. Each nominee for Director has consented to their nomination as a Director and, so far as the Board and Management are aware, will serve as a Director if elected. The names and biographical summaries of the persons who have been nominated to stand for election at the 1997 Annual Meeting of Stockholders and the remaining eight Directors whose terms are continuing appear below.


     The Board of Directors recommends that you vote FOR the election of Messrs. Evarts, Hudson, Rossin and Wolfe.


Nominees -- Term to Expire 2000



[PICTURE]       DR. C. McCOLLISTER EVARTS, age 66, is Chief Executive Officer,
                Senior Vice President for Health Affairs, Dean, College of
                Medicine, and Professor of Ortho paedics, The
                Pennsylvania State University, College of Medicine and
                University Hospitals, The Milton S. Hershey Medical Center. He has held these positions since 1987. He also became President and Chief Academic Officer of the Pennsylvania State Health
                System in July 1997. He is past Chair of the Board of Directors of the Association of Academic Health Centers, a member of the Association of American Medical Colleges, Society of Medical
                Administrators, and serves on the Board of Directors of Hershey
                Foods Corporation, Hershey Trust Company, M.S. Hershey
                Foundation, the Board of Managers of Milton Hershey School,
                Capital Region Health Futures Project, the Capital Region
                Economic Development Corporation, and the Lehigh Valley
                Hospital. Dr. Evarts has been a Director of the Corporation since 1990, and is a member of the Audit Committee and Human
                Resources Committee.

[PICTURE]       WILLIAM J. HUDSON, JR., age 63, is Chief Executive Officer and
                President and Director, AMP Incorporated. Mr. Hudson joined AMP
                Incorporated in 1961, and he has held a variety of management positions, becoming Executive Vice President, International in 1991, a Director in 1992, and elected Chief
                Executive Officer and President in 1993. He also serves as a Director of The Goodyear Tire & Rubber Company. Mr. Hudson has been a Director of the Corporation since 1992, chairs the Corporate Governance Committee and serves as a member of the Human Resources Committee.



[PICTURE]       PETER C. ROSSIN, age 73, is the former Chairman, CEO and
                founder of Dynamet. Before founding Dynamet in 1967, Mr.
                Rossin had held various production and operations positions at Crucible Steel Corporation, Fansteel Metallurgical
                Corporation, and Cyclops Corporation. He has been a Director of the Corporation since February 28, 1997, and is a member of the Finance Committee and Human Resources Committee.





(PICTURE)       KENNETH L. WOLFE, age 58, is Chairman of the Board, Chief
                Executive Officer and Director, Hershey Foods Corporation. Mr.
                Wolfe was elected President and Chief Operating Officer in
                1985, positions he held through 1993. He was elected Vice
                President, Finance and Chief Financial Officer of the
                Corporation in 1981, and Senior Vice President, Chief Financial
                Officer and Director in 1984. He serves as a Director of Bausch
                & Lomb Inc., the Hershey Trust Company and is a member of the Board of Managers, Milton Hershey School. Mr. Wolfe has been a
                Director of the Corporation since 1995, and is a member of the Corporate Governance Committee and Finance Committee.


     Although the Board of Directors and Management do not contemplate that any of the nominees will be unable to serve, in the event that prior to the meeting any of the nominees becomes unable to serve because of special circumstances, the shares of stock represented by the proxies may be voted for the election of a nominee who shall be designated by the Board.

     The following are the other Directors whose terms continue after this year's meeting, as indicated:


Term to Expire 1998


[PICTURE]       ROBERT W. CARDY, age 61, is Chairman of the Board, President
                and Chief Executive Officer and Director of Carpenter
                Technology Corporation. Mr. Cardy joined Carpenter in 1962 and held a variety of management positions, becoming Executive
                Vice President in 1989, President and Chief Operating Officer in 1990, and Chairman of the Board, President and Chief
                Executive Officer in 1992. He also serves as Director of CoreStates Financial Corporation, the Reading Hospital &
                Medical Center, United Way of Berks County, and the Executive
                Committee of the Pennsylvania Business Round Table. Mr. Cardy has been a Director of the Corporation since 1990 and is a member of the Finance Committee.

[PICTURE]       EDWARD W. KAY, age 69, is retired Co-Chairman and Chief
                Operating Officer, Ernst & Whinney, now in practice as Ernst &
                Young LLP. Mr. Kay served as Co-Chairman and Chief
                Operating Officer of Ernst & Whinney from 1984 to his retirement in 1988. He held numerous positions with Ernst &
                Young LLP, including Managing Partner of the Pittsburgh office from 1966 to 1978, and Regional Managing Partner of the Mid-Atlantic region from 1978 to 1984. He also serves as a Director of Constellation Holdings, Inc., and Meridian
                International Center. Mr. Kay has been a Director of the Corporation since 1989, chairs the Audit Committee and serves as a member of the Corporate Governance Committee.



[PICTURE]       ROBERT J. LAWLESS, age 50, is Chief Executive Officer and
                Director, McCormick & Company, Incorporated. Mr. Lawless had been serving as President and Chief Operating Officer since January 1996. He served as Executive Vice President and
                Chief Operating Officer since 1995. Mr. Lawless serves as a member of the Board of Directors of the United Way of Central
                Maryland, the Greater Baltimore Committee and the Grocery
                Manufacturers of America, Inc., is a member of the Maryland
                Economic Development Commission and serves on the Junior
                Achievement of Central Maryland Executive Council. Mr. Lawless has been a Director of the Corporation since April 1997, and serves on the Corporate Governance Committee and Finance
                Committee.




[PICTURE]       KATHRYN C. TURNER, age 50, is Chairman and Chief Executive
                Officer of Standard Technology, Inc. Ms. Turner founded
                Standard Technology, Inc., an engineering and manufacturing firm in 1985. Standard Technology, Inc., is headquartered in Rockville, Maryland, with offices in Northern Virginia and Jacksonville, Florida. She was appointed to the President's
                Export Council in 1994, and also serves as a Director of COMSAT Corporation and Phillips Petroleum Company. She is actively involved in both the Urban League and The Boy Scouts.
                Ms. Turner has been a Director of the Corporation since 1994, and is a member of the Audit Committee and Human Resources
                Committee.



Term to Expire 1999




[PICTURE]       MARCUS C. BENNETT, age 61, is Executive Vice President and
                Chief Financial Officer and a Director of Lockheed Martin
                Corporation. He joined Martin Marietta Corporation in
                1959 and has held various administrative and finance positions with Martin Marietta and Lockheed Martin Corporation. He also is a Director of COMSAT Corporation and Martin Marietta
                Materials, Inc. and a member of the Board of Directors of the Private Sector Council and the Georgia Tech Advisory Board. Mr.
                Bennett has been a Director of the Corporation since 1993, chairs the Human Resources Committee and serves on the Audit
                Committee.

[PICTURE]       WILLIAM S. DIETRICH II, age 59, President of Dietrich
                Industries, Inc. Mr. Dietrich has served as President of
                Dietrich Industries, Inc., since 1968. Dietrich Industries, a subsidiary of Worthington Industries, Inc. is a manufacturer of metal framing for commercial and residential construction markets. Mr. Dietrich serves on the Board of Directors of Worthington Industries, Inc. He is an active community leader, serving on 11 boards in western Pennsylvania, that include the Greater Pittsburgh Chamber of Commerce, the Allegheny
                Conference on Community Development, the University of
                Pittsburgh, and the Pittsburgh Ballet Theater. Mr. Dietrich has been a Director of the Corporation since 1996 and is a member of the Corporate Governance Committee and Human
                Resources Committee.



[PICTURE]       J. MICHAEL FITZPATRICK, age 50, is Vice President and Chief
                Technology Officer, Rohm and Haas. Dr. Fitzpatrick was named
                Chief Technology Officer in 1995. He was elected Vice
                President and Director of Research in 1993. Dr. Fitzpatrick is a member of The Scientific Advisory Board of Ampersand
                Ventures and is also a member of the Corporate Advisory Board of the southeastern Pennsylvania region of the American Cancer
                Society. Dr. Fitzpatrick has been a Director of the Corporation since January 1997, and is a member of the Audit
                Committee and Corporate Governance Committee.





[PICTURE]       MARLIN MILLER, JR., age 65, is President, Chief Executive
                Officer and Director, Arrow International, Inc. Mr. Miller founded Arrow International, Inc. in 1975. Arrow is located in Reading, Pennsylvania, and is a leading producer of medical devices for critical care medicine. He is also a Director of CoreStates Financial Corporation, and Conners Investor
                Services, Inc. He serves as a member of the Board of Trustees of Alfred University and of the Reading Hospital & Medical
                Center. Mr. Miller has been a Director of the Corporation since 1989, chairs the Finance Committee and serves as a member of the Audit Committee.




     There is no family relationship between any of the Directors or nominees.

Security Ownership of Directors and Officers


     The following table sets forth information regarding beneficial ownership as of September 2, 1997, of the Corporation's common stock of each Director, the Corporation's five most highly compensated Officers and the Directors and Officers as a group:

                             Amount and Nature of
                            Beneficial Ownership(1)



                                                                 Aggregate Number         Percent of
                                                                    of Shares             Outstanding
                          Name                               Beneficially Owned(2)(3)      Shares(4)
                          ----                              --------------------------   ------------
Bennett, M.C.   ..........................................               3,828
Cardy, R. W.    ..........................................              70,285(a)              .4
Dietrich, W. S.    .......................................               5,000
Evarts, C. M.   ..........................................               9,200
Fitzpatrick, J. M.    ....................................                 -0-
Garr, C. R.  .............................................              11,100                 .1
Hudson, W. J.   ..........................................               6,092
Humphrey, A.E.  ..........................................               9,600(b)
Kay, E. W.   .............................................              10,000                 .1
Langenberg, F. C.  .......................................              13,000                 .1
Lawless, R. J.  ..........................................                 -0-
Miller, M.   .............................................               9,800
Roedel, P. R.   ..........................................              63,172(c)              .3
Rossin, P.C.    ..........................................           2,434,494(d)            12.3
Turner, K. C.   ..........................................               3,555
Wolfe, K.L.  .............................................               5,000
Draeger, D. M.  ..........................................              25,400(a)              .1
Cottrell, G. W.    .......................................              52,757(a)              .3
Fiore, N. F.    ..........................................              45,752(a)              .2
Weiler, R. J.   ..........................................              39,916(a)              .2
All directors and officers as a group (29 in all)   ......           2,949,749               14.9

------------
(1) Excludes fractional shares owned under the Corporation's Dividend Reinvestment Plan.

(2) The amounts include common shares which are subject to outstanding stock options, exercisable within 60 days of September 2, 1997, as follows: R.
    W. Cardy, 32,000 shares; G. W. Cottrell, 47,220 shares; N. F. Fiore, 40,453 shares; R. J. Weiler, 33,500 shares; D. M. Draeger, 19,000 shares;
    C. R. Garr and M. Miller, 11,000 shares each; A. E. Humphrey, 10,100 shares; C. M. Evarts and F. C. Langenberg, 10,000 shares each; E. W. Kay, 7,000 shares; P. R. Roedel, 9,000 shares; K. L. Wolfe, 6,000 shares; M. C. Bennett, W. S. Dietrich and W. J. Hudson, 4,000 shares each; K. C. Turner, 4,702 shares, and Directors and Officers as a group 352,523.

    (a) Share ownership for Messrs. Cardy, Draeger, Cottrell, Fiore, and Weiler respectively include 2,723; 327; 1,214; 11; and 336 held under the Savings Plan of Carpenter Technology Corporation. Share ownership also includes 94 shares for Messrs. Cardy, Cottrell, Fiore and Weiler each and 12 shares for Mr. Draeger held under the ESOP, representing the equivalent amount of common stock if the amounts of the ESOP preferred stock actually held were converted into common stock using the ratio of one preferred share equal to 2,000 shares of common stock.

    (b) Share ownership shown for Mr. Humphrey includes 500 shares held in a custodial account for grandchild.

    (c) Share ownership shown for Mr. Roedel includes 11,873 shares held under the Savings Plan of Carpenter Technology Corporation and 16,035 shares as a co-trustee with daughters.

    (d) Mr. Peter C. Rossin's holdings are subject to a Standstill Agreement as detailed in footnote 2, on page 2 of this Proxy Statement.

(3) The amount shown for all Officers as a group represent 13,159 shares held under the Savings Plan of Carpenter Technology Corporation; and 1,137 shares held under the ESOP, representing the equivalent amount of common stock if the amounts of the ESOP preferred stock actually held were converted into common stock using the ratio of one preferred share equal to 2,000 shares of common stock.

(4) Less than 0.1% except where indicated.

Executive Compensation

     The following table sets forth certain information concerning the compensation paid by the Corporation during the fiscal years ended June 30, 1997, 1996 and 1995 to the Corporation's Chief Executive Officer and each of the Corporation's four other most highly compensated Executive Officers.


                          SUMMARY COMPENSATION TABLE




                                          Annual Compensation              Long Term Compensation
                                    -------------------------------  -----------------------------------
                                                                              Awards            Payouts     All
                                                                     ------------------------  ---------   Other
                                                                        Re-       Securities              Compen-
       Name and                                            Other      stricted    Underlying               sation
       Principal           Fiscal    Salary     Bonus      Annual     Stock $     Options/      LTIP$        $
       Position            Year        $          $        Comp. $      (1)        SARS #        (2)        (3)
------------------------  --------  ---------  ---------  ---------  ----------  ------------  ---------  --------
Robert W. Cardy            1997      451,585     165,732     0               0      30,000       65,560     4,500
 Chairman, President,      1996      411,200     230,709     0               0      32,000            0     4,471
 and CEO                   1995      374,404     259,835     0         130,250      20,000            0     4,468

Dennis M. Draeger          1997      294,231     104,452     0               0      15,000       33,535     8,827
 Senior Vice President
 Specialty Alloys
 Operations

G. Walton Cottrell         1997      212,679      54,658     0               0       8,000       22,875     4,703
 Senior Vice President     1996      196,046      81,566     0               0      10,700            0     4,540
 Finance & CFO             1995      187,592      90,417     0          29,958       5,600            0     4,632

Nicholas F. Fiore          1997      200,014     116,608     0               0       6,900       22,875     4,633
 Senior Vice President     1996      190,888      79,410     0               0      10,600            0     4,586
 Engineered Products       1995      182,208      87,821     0          29,306       5,400            0     4,643
 Group

Richard J. Weiler          1997      177,173      38,978     0               0       3,700       12,215     4,569
 Vice President            1996      170,844      62,868     0               0       4,600            0     4,518
 Corporate Development     1995      165,485      68,014     0          23,119       4,200            0     4,562

------------
(1) 6,530 common shares awarded in the aggregate to the named Officers on June 28, 1995, valued at $32.5625 per share. At the end of fiscal year 1997, Messrs. Cardy, Cottrell, Fiore, and Weiler held 4,716; 1,292; 1,352; and 946 shares, respectively of restricted stock valued at $215,757, $59,109; $61,854; and $43,280 based on the June 30, 1997, closing price of $45.75. Shares are scheduled to vest over the next three years. Dividends on all stock awards are paid at the same rate as paid to all stockholders.

(2) This column reports the cash value earned in Performance Share payouts following fiscal year 1997.

(3) Amounts of All Other Compensation are amounts contributed for fiscal 1997, 1996, and 1995 for the named Officers under the Corporation's Savings Plan.


     Currently any Director may elect to defer a portion or all of his or her compensation. Any key employee may elect to defer (1) up to 25% of his or her regular salary, and (2) a portion or all of his or her cash-bonus compensation. All such deferrals are subject to the terms of the Corporation's deferred compensation plans. Deferral may be, at the Participant's election, until the key employee's or Director's termination of services, or the date of his or her death, or any other date or event certain to occur. Amounts deferred will earn interest and are payable in 10 or 15 annual installments or in a lump sum, at the Participant's election.

     The Corporation entered into Special Severance Agreements with Robert W. Cardy, G. Walton Cottrell and Nicholas F. Fiore dated April 3, 1995, and Dennis
M. Draeger dated August 8, 1996. Under such Agreements, if a named Officer's employment is terminated after a "change in control" of the Corporation, he will receive his full salary and all other bonuses, pension and other benefits through the termination date plus, if the termination is by the Corporation (other than for cause) or by the named Officer for good reason, he will receive an additional lump sum payment equal to two years' salary, bonus and pension benefits and the value of all outstanding options and restricted stock, whether or not then vested. The Special Severance Agreements continue until December 31, 1998 and automatically renew for additional one-year periods, subject to termination upon appropriate notice.


Human Resources Committee Report

     The Human Resources Committee of the Board of Directors (the "Committee") is composed entirely of nonmanagement Directors, and the Committee is responsible for the establishment and oversight of the Corporation's executive compensation programs.


 Compensation Philosophy

     The Corporation's executive compensation programs are designed to fulfill the following objectives:


    --  Attract, retain, and motivate highly effective executives.

    -- Link executive reward with enhanced stockholder value and profitability.

    -- Reward sustained corporate, functional, and/or individual performance with an appropriate base salary and incentive opportunity.

    -- Communicate the Corporation's goals through performance measures linked to pay that focus executives on achievement of business objectives.

    --  Increase management ownership in the Corporation.


     This philosophy remains unchanged in 1997 and continues to serve as the foundation for executive compensation policy and program application.


     The Corporation targets pay at market competitive (median) levels for achievement of expected levels of performance. During fiscal 1997, the Committee worked with an outside consulting firm to conduct an extensive review of the competitiveness of the executive compensation program. The analysis compared the Corporation's pay levels to the pay levels of a comparator group made up of general industrial and capital goods manufacturers of similar size. These comparators were selected to reflect the Corporation's labor pool for executive talent as opposed to the industry competitors depicted in the Corporation's performance graph. On an overall basis, the Corporation's pay levels fall below the market median--with gaps appearing in base salary, annual bonuses, and long-term incentive opportunities. The nature and magnitude of any shortfalls vary for each named Executive Officer.


 Base Salary

     In the aggregate, base salaries are targeted at market 50th percentile levels and are adjusted by the Committee to recognize each individual's responsibility, experience, and value to the organization. Increases to base salary are driven primarily by assessments of individual performance. Base salary ranges were adjusted by 3% in fiscal year 1997 to reflect competitive market movement. Actual base salary adjustments for executives varied based on performance, position value, current pay in relation to competitive norms, and, to a lesser extent, positioning within respective job grades. As a group, the named Officers' base salaries fall below the market 50th percentile (adjusted for company size differences).


 Annual Incentives

     The Executive Annual Compensation Plan (EACP) provides short-term variable compensation for named Executive Officers and other eligible Executives with payments based on combinations of

Corporation and business unit financial performance and, to a lesser extent, based on individual contributions. At targeted levels of performance, 80% of each award is tied to financial results and 20% is tied to individual performance. For purposes of EACP administration, corporate financial performance is defined by return on equity (ROE) whereas unit financial performance is characterized by return on assets or controllable earnings
(EBIT). Threshold levels of financial results must be attained to earn awards under the Plan. The Plan does provide the Committee with the flexibility to adjust awards for other material factors influencing performance.

     For fiscal year 1997, the Committee established a ROE objective of 19.5% and a target performance threshold level before any payout was made of 80% of target. The Corporation achieved a 16.9% ROE in fiscal year 1997. Given the Corporation's performance in relation to target, actual payouts based upon total Corporation financial performance were 66.8% of target, except for Dr. Fiore. Dr. Fiore's EACP payment was based upon a combination of business unit performance of the Engineered Products Group and total Corporation performance, resulting in a payout of 166.5% of target. The amounts paid under the EACP to the named Officers for fiscal year 1997 are included in the Summary Compensation Table.


 Long-Term Incentives

     The Corporation continues to deliver a significant portion of an executive's total pay opportunity in the form of long-term incentive compensation. Long-term incentives are viewed to be a key program element given the Committee's desire to reinforce connections between sustainable financial performance, shareholder value creation and executive pay. Consistent with direction set in 1996, long-term incentive awards in 1997 included grants of non-qualified stock options and performance shares. All 1997 stock option awards were issued with exercise prices equal to the fair market value of the underlying shares. Under the performance share plan, 1997 Participants were granted the opportunity to receive common shares at the conclusion of a three-year performance period. All performance share awards are contingent on the Corporation's ROE achievement measured relative to the performance of the Standard & Poors (S&P) 500 Index. Performance equal to that of the S&P 500 yields a target grant of shares; performance greater than the S&P 500 generates a larger grant; and performance lower than the S&P 500 generates a smaller grant--with the potential for no grant if performance fails to reach a threshold level.

     Participants were issued common shares for the 1997 transaction period. The Corporation achieved a 16.9% ROE, compared to the ROE performance of the S&P 500 Index of 16.7%. Based on this achievement, Participants were awarded 100% of their target shares.

     The magnitude of stock option grants and performance share opportunities is reviewed annually. Based on the results of a review conducted by an outside consulting firm, long-term incentive grant guidelines were increased to more closely match 50th percentile pay opportunities. New award guidelines affect stock option and performance share opportunities granted or initiated on or after June 26, 1997. Although competitive practices influence long-term incentive grant guidelines, actual grants can be increased or decreased based on the Committee's assessment of the Corporation's performance, individual contribution, and other relevant factors.


 Stock Ownership Guidelines

     In keeping with the objectives of increasing management's ownership stake, the Corporation introduced stock ownership guidelines in 1997. Over time, Executives are expected to achieve and maintain ownership of 3 times base salary for the Chief Executive Officer, 1.5 times base salary for Senior Vice Presidents and Vice Presidents, and 1 times base salary for other covered Executives. The primary intent of these guidelines is to significantly increase the extent to which each Executive's personal wealth is directly linked to the performance of the Corporation's common stock. During 1997, beneficial ownership of this entire group of executives increased 47% over 1996 levels.


 Policy with Respect to the $1 Million Deduction Limit

     Section 162(m) of the Internal Revenue Code generally limits the corporate tax deduction for compensation paid to Executive Officers named in the Proxy to $1 million, unless certain requirements are met. The Corporation's long-term incentive arrangements have been structured to conform with Internal Revenue Code guidelines for performance-based compensation and, as such, should preserve the deductibility of these amounts. The Committee will continue to monitor the potential deductibility of other components of the Corporation's pay package.


 CEO Compensation

     Under Mr. Cardy's leadership, the Corporation had another excellent year. Net sales were a record $939 million, a 9% increase over the prior year. Earnings per share were $3.30 on net income of $60 million. The ROE for the Corporation was 16.9%. Compared to the ROE of the S&P 500 of 16.7%, the Corporation's results were quite impressive, particularly in view of the major strategic actions, which included the acquisition of Dynamet and $94 million of capital spending to increase capacity and reduce costs. Although fiscal 1997 was an excellent year, it was below targeted levels, resulting in Mr. Cardy's annual bonus being lower than in fiscal 1996.

     Findings of the competitive analysis of compensation for executive officers found that pay levels, in the aggregate, were below 50th percentile levels. The study also indicated that compensation opportunities and actual pay for the Chairman and Chief Executive Officer were well below 50th percentile levels. The quality of results attained by the Corporation and Mr. Cardy's consistent record of achievement suggest that pay opportunities should be competitive in nature. To that end, Mr. Cardy's compensation has been adjusted accordingly.


  Base Salary

     Based on his level of contribution and on findings from the external review of executive compensation, Mr. Cardy's base salary has been increased to $520,000. This adjustment is effective August 1, 1997.


  Annual Incentives

     Mr. Cardy received a $165,732 award in connection with the EACP (36.7% of base salary) determined based on the Corporation's ROE and on Mr. Cardy's personal performance. If the goals of the Corporation were achieved in fiscal year 1997, Mr. Cardy would have received a bonus equal to 50% of his base salary.


  Long-Term Incentives

     During fiscal 1997, the Committee approved a grant of 30,000 non-qualified stock options. These options will vest fully one year after the date of grant. The Committee also granted the opportunity to earn 5,200 performance shares. The actual number of shares awarded to Mr. Cardy in connection with this grant will vary with the Corporation's actual ROE relative to the S&P 500 during the period 1998-2000. Mr. Cardy also received an award of 1,433 common shares in connection with his 1997 performance share grant. This award of shares reflects the Corporation's ROE performance relative to the S&P 500 during fiscal 1997.


SUBMITTED BY THE HUMAN RESOURCES COMMITTEE OF THE CORPORATION'S BOARD OF
DIRECTORS


Marcus C. Bennett, Chairman
William S. Dietrich II
Dr. C. McCollister Evarts
William J. Hudson, Jr.
Arthur E. Humphrey
Kathryn C. Turner
Peter C. Rossin

Description of Director Compensation Program

     Under the current and proposed compensation program, no Director who is an employee of the Corporation is compensated as a member of the Board or any Committee of the Board. In 1997, cash compensation for non-employee Directors consisted of an annual retainer of $20,000 and a $1,000 meeting fee, plus travel expenses, where appropriate, for each Board meeting attended. Non-employee Directors received an $800 fee for each Committee meeting attended. Committee chairpersons also received an annual retainer of $3,000. Stock-based compensation opportunities were awarded in the form of periodic grants of non-qualified options. After the 1996 Annual Meeting of Stockholders, the non-employee Directors each received a grant of 2,000 options of the Corporation's common shares, with an exercise price equal to the stock's fair market value on that date. Directors are also subject to share ownership guidelines that encourage the accumulation of a specified number of shares over a period of three years.

     Based on an extensive review of the Corporation's Director compensation program, several revisions were proposed for the fiscal 1998 program contingent upon shareholder approval. These changes are proposed to ensure the Director compensation program will be fully competitive, highly performance oriented, and link future compensation more closely to Corporation performance and shareholder returns.

     Following the 1997 Annual Meeting of Stockholders and upon shareholder approval of Proposal No. 3, at least 50% of the annual retainer for Board service will be paid in the Corporation's stock units that convert to an equivalent number of shares at retirement. The value of these stock units will vary based on the fair market value of the Corporation's common shares. The remaining 50% can be paid in cash or, if elected, deferred and paid in either cash or shares of stock at the time of distribution.

     Upon shareholder approval of Proposal No. 3, active Directors will no longer (with the exception of Edward W. Kay, who will retire in October 1998) be eligible to receive retirement benefits offered in connection with the Director Retirement Plan. The value earned to date under this Plan by active Directors will be awarded to these Directors in the form of stock units that convert to an equivalent number of shares at retirement.

     Under the new program, non-employee Directors will receive an opportunity to earn a target share award. This will replace the Director Retirement Plan and link future compensation more closely with the Corporation's performance and shareholder returns. However, due to Mr. Peter C. Rossin's Standstill Agreement with the Corporation, he will not be eligible for target share awards nor will he participate in the Directors Option Plan as a non-employee Director. The target share award is reviewed annually and is initially set at 200 shares. The actual number of performance shares awarded to each Director is tied to the Corporation's ROE relative to the S&P 500's average ROE. If the Corporation's actual ROE is less than 85% of the average S&P 500's ROE, no performance shares will be awarded. The number of performance shares awarded will be greater or lesser than the original share target based upon actual ROE measurements and, assuming the 85% threshold is achieved, will be made after the completion of fiscal year 1998.

     In combination, these revisions place a greater portion of the total compensation for non-employee Directors "at risk" and reinforce the shared interests of Carpenter Technology Corporation Directors and shareholders.

Stockholder Return Performance Presentation

     Set forth below is a line graph comparing the yearly change in the cumulative total stockholder return on the Corporation's common stock against the cumulative total return of the S&P Composite - 500 Stock Index and the Peer Group Index for the period of five years commencing June 30, 1992 and ending June 30, 1997.


Stockholder Return Performance Table


                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                 CARPENTER TECHNOLOGY, S&P 500 and Peer Group
                              June 1992-June 1997
                             CARPENTER TECHNOLOGY

300 |-------------------------------------------------------------------------|
    |                                                                         |
    |                                                                         |
250 |-------------------------------------------------------------------------|
    |                                                                     #&  |
    |                                                                     *   |
225 |-------------------------------------------------------------------------|
    |                                                                         |
    |                                                                         |
200 |-------------------------------------------------------------------------|
    |                                                                         |
    |                                                           #             |
175 |-------------------------------------------------------------------------|
    |                                             *             &             |
    |                                                           *             |
150 |-------------------------------------------------------------------------|
    |                                             #&                          |
    |                               *                                         |
125 |-------------------------------------------------------------------------|
    |                *&                                                       |
    |                #              #&                                        |
100 |-*#&---------------------------------------------------------------------|
    |                                                                         |
    |                                                                         |
 75 |-------------------------------------------------------------------------|
    |                                                                         |
    |                                                                         |
 50 |-------------------------------------------------------------------------|
    |                                                                         |
    |                                                                         |
 25 |-------------------------------------------------------------------------|
    |                                                                         |
    |                                                                         |
  0 |-------------------------------------------------------------------------|

      92             93             94            95            96        97

                            1992       1993         1994        1995        1996         1997
                            ----       ----         ----        ----        ----         ----

 CARPENTER  TECHN100GY  *   100       117.014      133.225     158.067     153.792     228.053

 S&P 500                #   100       113.572      115.199     145.144     182.778     246.082

 Peer Group             &   100       115.582      103.699     147.434     166.357     242.337




Notes:
(1) Assumes that the value of the investment in the Corporation's common stock, and each index, was $100 on June 30, 1992, and that all dividends were reinvested.


     The Peer Group Index is comprised of the following companies: Allegheny Teledyne, A.M. Castle, Armco Inc., Slater Industries and The Timken Company. The Peer Group consists of publicly traded companies which have some similarity to the Corporation. In particular, the Peer Group companies are involved in the distribution and/or manufacture of specialty metal products in the United States and each Peer Group company has a division or unit which competes with the Corporation or has competed with the Corporation during the period shown in the table.

     The total stockholder return assumes reinvestment of dividends and the total return of each company included in the S&P 500 Index and the Peer Group has been weighted in accordance with the Corporation's market capitalization as of the end of each respective period. The weighting was accomplished by (1) calculating the year end market capitalization for each company based on the closing stock price and outstanding shares; (2) determining the percentage that each such market capitalization represents against the total of such market capitalizations for all companies included in the Index or the Peer Group as the case may be; and (3) multiplying the percentage determined in (2) above by the total stockholder return of the company in question for each respective period.


Compliance With Section 16(a) of the Securities Exchange Act of 1934

     Except as noted below, based solely upon the Corporation's review of copies of such reports furnished to it and upon representations by persons required to file reports under Section 16(a), all persons subject to Section 16(a) filing requirements were in compliance during fiscal year 1997. Mr. William S. Dietrich II inadvertently filed a Form 4 late and Dr. Nicholas F. Fiore reported a transaction on a Form 5 instead of a Form 4.

Retirement Benefits

     The General Retirement Plan of the Corporation, as amended, provides for retirement benefits for employees, including officers, at the age of 65 (with five years service), or as early as age 55 (with ten years service); or at any age with 30 years service. Pensions are based on: (1) a fixed monthly rate for each year of service; or (2) on the product of 1.3% times each of the first 20 years of service, plus 1.4% times the number years of service over 20, multiplied by the individual's highest average earnings paid during any five consecutive years that ends (within the last ten years of service) on the pensioner's retirement anniversary. For pension purposes, individual earnings include all salaries, bonuses, and extra compensation. As of June 30, 1997, the years of service credited under the Plan were as follows: Mr. Cardy, 34.9 years; Mr. Draeger, 1 year; Mr. Cottrell, 8.3 years; Dr. Fiore, 7.3 years; and Mr. Weiler 38.6 years. All funds required for the payment of benefits under the Plan are provided by the Corporation and these funds may be paid into one or more pension trusts.

     The Corporation has established two retirement plans, the Benefit Equalization Plan and the Earnings Adjustment Plan, for those participants in the General Retirement Plan for whom benefits are reduced by reason of the limitations imposed under Section 415 and/or Section 401(a)(17) of the Internal Revenue Code of 1986, as amended. The Plans will pay the difference between the amount payable to the Participant under the General Retirement Plan and the amount which the Participant would have been paid but for the Section 415 and/or Section 401(a)(17) limitations. In general, benefits under these Plans are subject to the same terms and conditions as the benefits payable to the Participant under the General Retirement Plan.

     Employees who have been designated by the Board of Directors as Participants are entitled to receive benefits under the Supplemental Retirement Plan for Executives. Participants or their beneficiaries are entitled to receive an annual supplemental retirement benefit for 15 years commencing in the month following the month in which retirement occurs, or, at the election of a disabled Participant, commencing at a later specified date. In the event of the death of the Participant before retirement, but subsequent to the attainment of eligibility for a Normal Retirement or Early Retirement benefit under the Supplemental Retirement Plan for Executives, the benefit will be paid to the Participant's beneficiary for the said 15-year period. The benefit is calculated so that following retirement, Participants may receive General Retirement Plan benefits, Benefit Equalization Plan benefits, Earnings Adjustment Plan benefits, Primary Social Security benefits, pension benefits from any prior employment and supplemental retirement benefits, the aggregate of which will be equivalent to 60% of the Participant's earnings (calculated in the same manner as the General Retirement Plan) if retirement takes place upon the Participant's attaining 30 years service with the Corporation. However, the benefits for Messrs. Cottrell and Fiore are calculated without regard to pension benefits from prior employment. Messrs. Cardy, Draeger, Cottrell, Fiore, and Weiler have been designated Participants in the Plan.

     The Officers' Supplemental Retirement Plan of the Corporation provides supplemental pension benefits to certain key employees who qualify for benefits under the General Retirement Plan and for whom benefits under the General Retirement Plan are reduced by reason of amounts deferred pursuant to the Deferred Compensation Plan. The Officers' Supplemental Retirement Plan will pay the difference between the amount payable (prior to application of Internal Revenue Code limitations) to the Participant under the General Retirement Plan and the amount which the Participant would have been paid by disregarding the above-mentioned deferred compensation. Benefits under this Plan are subject to the same terms and conditions as the benefits payable to the Participant under the General Retirement Plan.


     The following table illustrates the total annual retirement benefits payable under the Retirement Plans described in this Section. All such Retirement Plans are payable for the life of the Participant and, if applicable, the life of a survivor with the exception of the Supplemental Retirement Plan for Executives which is payable for 15 years certain.




    Average Annual
  Earnings for the                       Annual Gross Pension Benefits
  Applicable Years                       for Years of Service Shown(1)
 of Service Period      ------------------------------------------------------------
Preceding Retirement      15 Years     20 Years     25 Years     30 Years     35 Years
--------------------     ----------   ----------   ----------   ----------    --------
$125,000   ......      $ 70,375     $ 75,000     $ 75,000     $ 75,000     $ 76,563
 150,000   ......        84,450       90,000       90,000       90,000       91,875
 175,000   ......        98,525      105,000      105,000      105,000      107,188
 200,000   ......       112,600      120,000      120,000      120,000      122,500
 250,000   ......       140,750      150,000      150,000      150,000      153,125
 300,000   ......       168,900      180,000      180,000      180,000      183,750
 350,000   ......       197,050      210,000      210,000      210,000      214,375
 400,000   ......       225,200      240,000      240,000      240,000      245,000
 450,000   ......       253,350      270,000      270,000      270,000      275,625
 500,000   ......       281,500      300,000      300,000      300,000      306,250

------------
(1) Amounts payable under the General Retirement Plan that exceed the maximum permitted by the Internal Revenue Code are paid under the Benefit Equalization Plan and/or the Earnings Adjustment Plan. A pension based on the amount of any deferred compensation is paid under the Officer's Supplemental Retirement Plan.


     The Corporation has established a Retirement Plan for Directors who have at least three years of service with the Corporation as a Director and who are not entitled to receive benefits under any other pension plan of the Corporation. The Plan provides an annual benefit equal to the basic director annual retainer fee in effect at the time of the Director's departure from the Board. This benefit, payable only during the lifetime of the Participant, continues for a period equal to the amount of time the Director was an active Director up to a maximum of ten years, during which period the Participant will be available to the Chief Executive Officer for consultation. Contingent upon shareholder approval of Proposal No. 3, Plan benefits will be curtailed for active Directors with the exception of Mr. Kay who retires in October, 1998.


     Trust agreements have been established by the Corporation with Chase Manhattan Bank (as Trustee) to assure the satisfaction of the obligations of the Corporation under the non-qualified retirement benefit and deferred compensation plans previously described, to present and future Participants, including the named Officers, and to assure the satisfaction of the obligations of the Corporation to present and future Participants under the Director Retirement Plan and the Deferred Compensation Plan for Non-Management Directors of Carpenter Technology Corporation. The Corporation has purchased corporate-owned life insurance (COLI) on the lives of certain key executives, including the named Officers. These policies have been assigned to the trusts with the Trustee granted authority to manage these policies as trust-owned life insurance (TOLI) and to use the proceeds to pay benefits under these same non-qualified retirement benefit and deferred compensation plans.

Savings Plan of Carpenter Technology Corporation

     The Savings Plan is a profit sharing plan established pursuant to Sections 401(a) and 401(k) of the Internal Revenue Code. Under this Plan, the Corporation contributes 3% of the base pay of each eligible employee, including Officers, to a Trustee for investment into one or more pre-established investment funds as the Participant may choose. For some employees, this 3% Corporation contribution under the Savings Plan is limited by Section 401(a)(17) of the Internal Revenue Code of 1986, as amended. Employees, who are otherwise eligible for the Company's Deferred Compensation Plan for Key Employees, will have such lost Savings Plan contributions granted under the Deferred Compensation Plan. In addition, a Participant may authorize the Corporation to make further salary deferral contributions, limited to the lesser of $9,500 or 17% of total pay. Amounts in the Summary Compensation Table include such amounts deferred. Participants may also invest up to 17% of total compensation pursuant to the provisions of Section 401(a). The maximum combined allowable savings rate for a Participant may not exceed 17% of total pay.

     Withdrawals of contributions and earnings from the Savings Plan may be made at the Participant's discretion from funds invested under the provisions of Section 401(a); or, in the event of hardship or attainment of age 59 1/2, from funds invested under the provision of Section 401(k). Other distributions may occur following separation from service or the occurrence of a permanent disability. In addition, loans to a Participant from his or her Section 401(k) are available.

Employee Stock Ownership Plan

     The Carpenter Technology Corporation Employee Stock Ownership Plan (ESOP) was established on September 6, 1991. The Trustee of the ESOP, State Street Bank and Trust Company, purchased 461.5384615 shares of series A convertible preferred stock from the Corporation at a price of $65,000 per share, or an aggregate purchase price of approximately $30 million, for a fifteen year note issued by the Trustee to the Corporation and a small amount of cash.

     The shares of series A convertible preferred stock have a liquidation preference of $65,000 per share, plus any accrued and unpaid dividends. Dividends on the preferred stock are paid annually and accrue quarterly at the rate of the higher of (1) $1,340.625 per share of preferred stock or (2) the dividends paid for such quarter on the number of shares of common stock into which the share of preferred stock is convertible. Each share of preferred stock is convertible, at the Trustee's option, into at least 2,000 shares of common stock at a conversion price of $32.50 per share of common stock. The conversion price (and the conversion ratio) will be adjusted to reflect any future stock splits, stock dividends, combinations, reclassifications, certain distributions of rights or warrants and certain other issuances of stock or stock repurchases with respect to the common stock. The preferred stock votes together with the common stock as a single class on matters upon which the common stock is entitled to vote and has the equivalent of 1.3 votes per share of the common stock into which it is convertible, subject to anti-dilution adjustments and to limitations under applicable securities laws and stock exchange regulations. The ESOP preferred shares are divided into units, representing a fraction (1/2000) of each convertible preferred share. Each ESOP unit was initially convertible into one whole share of common stock. On the effective date of the ESOP, September 6, 1991, an initial unit allocation was made to each eligible employee. Additional units are allocated among employees as the loan is repaid. Generally, only those employees who are actively employed with the Corporation on the last day of the Plan year, December 31, will receive an allocation in respect of such Plan year. The funds used by the ESOP to repay the ESOP loan are acquired from contributions by the Corporation and dividends on the shares held by the ESOP.

     ESOP Participants are fully vested in their accounts after five years of employment with the Corporation. Any Participants who terminate employment with the Corporation after vesting are guaranteed the greater of the floor redemption value or the current equivalent common share price of the units. Participants who terminate employment before vesting forfeit their accounts and their units are reallocated to remaining ESOP Participants' accounts. During fiscal 1997, 18.5 units of ESOP preferred stock (including dividends) were allocated to each of the accounts of Messrs. Cardy, Cottrell, Fiore, and Weiler; and 12.9 units were allocated to the account of Mr. Draeger based on his July 1, 1996 employment date.

Stock Options

     The Corporation had three incentive stock option plans in effect during fiscal year 1997, i.e., the Stock-Based Incentive Compensation Plan for Officers and Key Employees, adopted at the 1993 Annual Meeting of Stockholders (the "1993 Plan"), the Incentive Stock Option Plan for Officers and Key Employees, adopted in June 1982 (the "1982 Plan"), and the Management and Officers Capital Appreciation Plan adopted in May 1977 (the "1977 Plan").


     The 1993 Plan provides that the Board of Directors may grant incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock and performance share awards, and will determine the terms and conditions of each grant. As of June 30, 1997, and 1996, 1,358,455 and 1,545,965 shares respectively, were reserved for options and share awards which may be granted under this Plan.


     Stock options granted under this Plan must be at no less than market value on the date of grant, are exercisable after one year of employment following the date of grant, and will expire no more than ten years after the date of grant.


     Restricted stock awarded vests equally at the end of each year of employment during the five year period from the date of grant. When the restricted shares are issued, deferred compensation is recorded in the shareholders' equity section of the consolidated balance sheet. The deferred compensation is charged to expense over the vesting period. During fiscal 1997, 1996, and 1995, $.6 million, $.6 million and $.3 million, respectively, were charged to expense for vested restricted shares.


     Performance share awards are earned only if the Corporation achieves certain performance levels over a three year period. The awards are payable in shares of common stock and expensed over the three year performance period. Having completed the first of these annual performance periods, 6,695 performance shares were earned by Participants for fiscal year 1997. During fiscal year 1997, $.3 million was charged to expense for earned performance shares. 13,072 performance share awards remain from the June 1996 grant contingent on performance over the next two fiscal years.


     The 1982 Plan automatically expired in June 1992, in accordance with its terms, i.e., ten years after its adoption on June 10, 1982. However, all outstanding, unexpired options granted under the 1982 Plan prior to its termination remain in effect in accordance with its terms. Under the 1982 and 1977 Plans, options are granted at the market value of the Corporation's common stock on the date of grant, and are exercisable after one year of employment following the date of grant. Options granted under the 1982 Plan expire five years after grant if granted prior to August 9, 1990, and all the options granted since that date expire ten years after grant. Options granted under the 1977 Plan expire ten years after grant. At June 30, 1997, and 1996, 48,520 and 164,620 shares; respectively, were reserved for options which may be granted under the 1977 Plan.


     All three Plans contain change in control provisions which provide that, in the event of a change in control of the Corporation, previously granted stock options vest and become immediately exercisable and, for the 1993 Plan, any remaining restrictions on restricted stock shall immediately lapse, and each SAR then outstanding shall be fully exercisable for the sixty-day period immediately following the occurrence of the change in control event using the change in control price to determine the spread.


     The following table shows as to the named Officers, certain information with respect to stock options and stock appreciation rights granted as of the end of fiscal year 1997. Each stock appreciation right entitles the holder to receive a payment in cash or the Corporation's common stock, upon the exercise of the underlying stock option, in an amount equivalent to the excess of the market value over the option price of the Corporation's common stock at the date exercised. The method of payment of stock appreciation rights is determined by the Board of Directors at the time of grant. There are currently no stock appreciation rights outstanding.

                STOCK OPTIONS / SAR GRANTS IN FISCAL YEAR 1997

                                            Individual Grants(1)
                       --------------------------------------------------------------
                        Number of            % of
                        Securities       Total Options/     Exercise
                        Underlying      SARs Granted to      or Base                    Grant Date
                       Options/SARs      Employees in        Price       Expiration      Present
       Name              Granted          Fiscal Year        ($/SH)         Date         Value(2)
--------------------   --------------   -----------------   ----------   ------------   -----------
Robert W. Cardy           30,000              12.3%         $45.5625     06/26/2007       $309,871
Dennis M. Draeger         15,000               6.2%         $45.5625     06/26/2007       $154,935
G. Walton Cottrell         8,000               3.3%         $45.5625     06/26/2007       $ 82,632
Nicholas F. Fiore          6,900               2.8%         $45.5625     06/26/2007       $ 71,270
Richard J. Weiler          3,700               1.5%         $45.5625     06/26/2007       $ 38,217

------------
(1) Options granted must be no less than market value on the date of grant, are exercisable after one year of employment following the date of grant, and will expire no more than ten years after the date of grant.

(2) Based on the Black-Scholes option pricing model adapted for use in valuing officer stock options. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The estimated values under that model are based on certain assumptions for stock price volatility, risk-free interest rates, and future dividend yield. Specifically, the Black-Scholes valuation employed the following factors; risk-free rate of return of 6.4% based upon the five year Treasury rates as of grant date, dividend yield of 2.9% based upon the annualized value of the quarterly dividend preceding the option grant date, exercise term of five years, stock price volatility of 21.0% based upon the variance in daily stock price changes for the three years preceding the option grant date, and that no adjustments have been made for transferability or risk of option forfeiture.

           STOCK OPTION / SAR EXERCISES AND FISCAL YEAR END HOLDINGS

                                                            Number of Securities              Value of Unexercised
                                                           Underlying Unexercised                 In-The-Money
                         Shares                                Options/SARs at                  Options/SARs at
                        Acquired                               Fiscal Year End                Fiscal Year End (2)
                       on Exercise        Value        -------------------------------   ------------------------------
       Name                (#)         Realized(1)     Exercisable     Unexercisable     Exercisable     Unexercisable
--------------------   -------------   -------------   -------------   ---------------   -------------   --------------
Robert W. Cardy           49,320         $518,581        32,000            30,000          $408,000          $5,625
Dennis M. Draeger          4,200         $ 30,638        19,000            15,000          $268,375          $2,813
G. Walton Cottrell             0         $      0        47,220             8,000          $829,110          $1,500
Nicholas F. Fiore          2,747         $ 49,789        40,453             6,900          $682,287          $1,294
Richard J. Weiler          4,140         $ 94,444        33,500             3,700          $607,850          $  694

------------
(1) Calculated as fair market value at exercise minus grant price.

(2) Based on June 30, 1997, market closing price of $45.75 per share of common stock.

     The Corporation also has in effect the 1990 Stock Option Plan for Non-Employee Directors ("Directors Option Plan"), which was adopted by the Board of Directors in 1990 and amended in 1995. Both the original and amended Plan were approved by the stockholders. The Plan provides for the grant by the Corporation of non-qualified options to the Directors of the Corporation who are not otherwise employees of the Corporation to purchase shares of common stock at not less than the fair market value of the common stock at the date of the grant. Any non-employee Director who joins the Board of Directors after August 1990, is granted an option to purchase 2,000 shares. In addition, each non-employee Director is granted an option to acquire 2,000 shares of common stock after each annual meeting. Options are exercisable only after the director has completed one year of service on the Board of Directors since the date of grant, and the options expire ten years from the date of the grant unless sooner exercised or terminated pursuant to the terms of the Plan. There is a provision in the Plan which provides that, in the event of a change in control of the Corporation, options previously granted vest and become immediately exercisable. At June 30, 1997, and 1996, 129,000 and 157,000 shares, respectively, were reserved for options which may be granted under this Plan. Proposal No. 3, contingent upon stockholder approval, will increase shares reserved for grant under the Plan, as amended, by an additional 200,000 shares.

                                PROPOSAL NO. 2
              APPROVAL OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     Unless otherwise specified by the stockholders, the shares of stock represented by the proxies will be voted for the approval of the appointment of Coopers & Lybrand L.L.P. ("Coopers & Lybrand"), a firm of independent accountants, to audit and report upon the financial statements of the Corporation for fiscal year 1998. Coopers & Lybrand has been the independent accountants of the Corporation since 1918 and, in the opinion of the Board of Directors and Management, is well qualified to act in this capacity.

     Audit services performed by Coopers & Lybrand in fiscal year 1997 included audits of the financial statements of the Corporation and certain of the pension and other employee benefit plans of the Corporation, limited reviews of quarterly financial statements of the Corporation and other accounting related matters. Fees and expenses in fiscal year 1997 for these audit services were $520,000.

     A representative of Coopers & Lybrand is expected to be present at the annual meeting. The representative will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions. The Corporation has been advised by Coopers & Lybrand that the firm has no financial interest, direct or indirect, in the Corporation, except its providing tax counseling, acquisition, auditing, and independent accounting services during the period stated.

The Board of Directors recommends that stockholders vote FOR the approval of the appointment of Coopers & Lybrand as independent accountants.

                                PROPOSAL NO. 3
          APPROVAL OF AMENDMENT AND RESTATEMENT TO THE NON-QUALIFIED
                 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                     AMENDED AND RESTATED, AUGUST 7, 1997

     To more closely align the compensation for non-employee Directors with shareholders' interests, and based on an extensive review of the Corporation's director remuneration program, a number of changes in the method of compensating those Directors who are not employees of the Corporation are being proposed. These changes are designed to ensure that the Director compensation program is both fully competitive and highly performance oriented, thereby enabling the Corporation to attract and retain valued outside Directors. Directors who are also employees are not compensated for their services as Directors and these proposals do not affect them.

     These changes are to be accomplished by amending and restating the Carpenter Technology Corporation Non-Qualified Stock Option Plan for Non-Employee Directors, as amended through October 23, 1995, as the Carpenter Technology Corporation Stock Based Compensation Plan for Non-Employee Directors (the "Stock Based Compensation Plan"). The amended and restated Plan is set forth in Appendix A to this Proxy Statement and the summary provided below is qualified in its entirety by reference to the amended and restated Plan. The following proposals for stockholder ratification and approval of the amendment and restatement will be presented at the 1997 Annual Meeting of Stockholders.

     RESOLVED, that the stockholders of Carpenter Technology hereby approve the amendment and restatement of the Carpenter Technology Corporation Non-Qualified Stock Option Plan for Non-Employee Directors in substantially the form presented in Appendix A of Carpenter Technology's Proxy Statement; as the retitled Carpenter Technology Corporation Stock Based Compensation Plan for Non-Employee Directors ("Stock Based Compensation Plan") and

     FURTHER RESOLVED, that the total number of unallocated reserve shares under the Stock Based Compensation Plan be increased by an additional 200,000 shares as recommended by the Board of Directors of the Corporation.

     Summary of Plan Changes. In summary, the proposed changes, which will generally be effective beginning October 20, 1997, following approval by the stockholders, are as follows:

     1. The Stock Based Compensation Plan will be amended to provide stock units, performance units and stock appreciation rights ("SARs") as well as previously approved stock options. A stock unit will entitle a Director to receive one share of the Corporation's common stock, payable at the Director's retirement. Dividend equivalents will be paid on stock units, both those paid as part of the annual retainer and those awarded in lieu of accrued pensions, in the form of additional stock units. A performance unit will entitle a Director to one share of the Corporation's common stock, payable upon certification that the performance goals upon which the performance units are based have been met. An SAR will entitle a Director to the increase in the value of a share of the Corporation's common stock over the period between the date of grant of the SAR and the date of its exercise by a Director. That amount will be payable in cash or shares of the Corporation's common stock, as determined by the Board of Directors when the SAR is granted.

     2. The current Directors' annual retainer, $20,000, will be paid 50% in deferred stock units and upon the Director's election, the remaining 50% in cash or deferred stock units. If the Director elects cash, that cash may be deferred in accordance with the existing Directors' Deferred Compensation Plan. If the Director elects deferred stock units, upon the Director's termination of Board service, distribution of the equivalent shares (plus dividend equivalents) will be made.

     3. The Directors' Retirement Plan will be curtailed for all Directors retiring after the 1998 Annual Meeting of Stockholders. The value of the benefits accrued under that Plan by current Directors will be converted to deferred stock units using the same actuarial methods and assumptions as are used in computing the Corporation's pension expense under FAS 87 for the year ended June 30, 1997, and the fair market value of the Corporation's common stock. When the Director retires from the Board, distribution of the equivalent shares (plus dividend equivalents) will be made.

     4. To better align Directors' compensation with the Corporation's performance and shareholder returns, Directors will receive an opportunity to earn shares based on performance units. Initially each eligible Director will be granted a target award of 200 performance units, that will entitle the Director to receive an equivalent number of shares upon achievement of target paramaters. The actual number of shares will depend on the relationship between the Corporation's ROE to that of the average S&P 500 ROE. The target number of shares and the maximum number of shares that can be earned if annual corporate performance exceeds that of the S&P 500 will be determined during the first 90 days of such year. If the Corporation's performance is less than that of the S&P 500, the number of shares to be awarded will be reduced. If performance falls below predetermined levels, no shares will be awarded.

     5. The Board will also have the authority to award SARs, either in tandem with stock options or independently of any options. An SAR will entitle the eligible Director, on exercise, to receive the increase in the value of a share of the Corporation's common stock between the date the SAR was granted and the date it is exercised. At the time of grant, the Board will determine whether that difference will be payable in cash or in shares of the Corporation's common stock. Freestanding SARs, if granted, will be based upon the attainment of performance goals, set in advance, and based on one or more of (1) the price of the Corporation's stock, (2) the Corporation's market share, (3) the Corporation's sales, (4) earnings per share of the Corporation's stock, (5) return on the Corporation's stockholders' equity, and (6) corporate costs.

     6. In the event of change in control of the Corporation, in addition to vesting all stock options, as is currently provided, the Plan will also vest all unvested stock units and SARs.

     Eligibility. As described above, eligibility will be limited to non-employee Directors of the Corporation.

     Administration. The Plan will continue to be administered on behalf of the Corporation by the Board of Directors, including, for this purpose Directors who may be employees of the Corporation.

     Federal Tax Treatment. Under present federal income tax laws, the tax treatment of the awards under the Plan is as follows:

     1. Stock Options and SARs. A Director recognizes no taxable income and the Corporation receives no tax deduction upon the grant of an option or SAR. Upon exercise, the Director will recognize ordinary income, and the Corporation will receive a corresponding deduction for, in the case of an option, the spread between the option exercise price and the fair market value of the stock on the date the option is exercised, and in the case of an SAR, the spread between the value of the SAR when granted and its value when exercised. Special timing rules may apply because of the application of Section 16(b) of the Exchange Act. Upon the sale of shares of Corporation stock acquired by exercise of an option or SAR, any gain or loss will be long term or short term capital gain or loss depending upon how long the Director has held the shares. The Corporation will realize no deduction in connection with such a sale.

     2. Stock Units and Performance Units. A Director recognizes no taxable income and the Corporation receives no deduction upon the grant of either Stock Units or Performance Units. Upon delivery of the underlying shares to the Director, at retirement in the case of a Stock Unit and upon satisfaction of the Performance Goals in the case of a Performance Unit, the Director will recognize ordinary income to the extent of the fair market value of the shares delivered to the Director and the Corporation will be entitled to a corresponding deduction, subject to the special timing rules that may apply by reason of the application of Section 16(b) of the Exchange Act. Upon the sale of shares of Corporation stock acquired pursuant to a Stock Unit or Performance Unit, any gain or loss will be long term or short term capital gain or loss depending upon how long the Director has held the shares. The Corporation will realize no deduction in connection with such a sale.

The Board of Directors recommends that stockholders vote FOR the proposal to ratify and approve the amendment and restatement of the Non-Qualified Stock Option Plan for Non-Employee Directors and the increase in the number of shares reserved under the Plan.

1998 Stockholder Proposals

     In the event that a stockholder desires to have a proposal included in the Proxy Statement for the 1998 Annual Meeting of Stockholders; the proposal must be received by the Corporation in writing on or before May 28, 1998, by certified mail, return receipt requested, and must comply in all respects with applicable rules and regulations of the Securities and Exchange Commission, the laws of the state of Delaware and the Corporation's By-Laws relating to such inclusion. Stockholder proposals may be mailed to the Corporate Secretary, Carpenter Technology Corporation, 101 West Bern Street, Reading, PA 19601.

OTHER BUSINESS

     The Board of Directors and Management know of no matters to be presented at the meeting other than those set forth in this Proxy Statement. However, if any other business is properly brought before the meeting or any adjournment thereof, the proxy holders will vote in regard thereto according to their discretion insofar as such proxies are not limited to the contrary.

   By order of the Board of Directors.




                                                    JOHN R. WELTY
                                                      Secretary

                                                                     APPENDIX A

                       CARPENTER TECHNOLOGY CORPORATION
                       STOCK BASED COMPENSATION PLAN FOR
                            NON-EMPLOYEE DIRECTORS
                          EFFECTIVE OCTOBER 20, 1997


1. Purpose:

     The purposes of the Plan are to attract and retain the services of experienced and knowledgeable non-employee Directors, to encourage Eligible Directors of Carpenter Technology Corporation (the "Company") to acquire a proprietary and vested interest in the growth and performance of the Company, and to generate an increased incentive for Directors to contribute to the Company's future success and prosperity, thus enhancing the value of the Company for the benefit of its stockholders.

     This Plan is an amendment and restatement of the Carpenter Technology Corporation Non-Qualified Stock Option Plan for Non-Employee Directors as adopted effective August 1, 1990 and last amended October 23, 1995. The rights of any Director whose service as a Director ended on or before October 19, 1997 shall be governed by the terms of the Plan as in effect when that Director's service ended.


2. Definitions:

     As used in the Plan, the following terms shall have the meanings set forth below:

     a) "Annual Retainer" shall mean base compensation for services as a Director. Annual Retainer shall not include meeting fees, committee service fees, if any, expense allowances or reimbursements or any other additional compensation for services as a Director.

     b) "Beneficiary" means the person that the Eligible Director designates to receive any unpaid portion of the Eligible Director's Account should the Eligible Director's death occur before the Eligible Director receives the entire balance to the credit of such Eligible Director's Account. If the Eligible Director does not designate a Beneficiary, the Beneficiary shall be the person's spouse if the person is married at the time of death, or the Eligible Director's estate if unmarried at the time of the person's death.

     c) "Board" shall mean the Board of Directors of the Company.

     d) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     e) "Common Stock" shall mean the Common Stock, $5.00 par value, of the Company.

     f) "Company" shall mean Carpenter Technology Corporation.

     g) "Election Date" shall mean with respect to an Option hereunder the date of the appointment, election, or re-election of the Eligible Director that prompted the grant of such Option.

     h) "Eligible Director" shall mean each Director of the Company who is not an employee of the Company or any of the Company's subsidiaries (as defined in Section 425 (f) of the Code), or who is not otherwise excluded from participation by agreement.

     i) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     j) "Fair Market Value" shall mean with respect to the Common Stock (i) the last sale price of the Common Stock on the date on which such value is determined, as reported on the consolidated tape of New York Stock Exchange issues or, if there shall be no trades on such date, on the date nearest preceding such date; (ii) if the Common Stock is not then listed for trading on the New York Stock Exchange, the last sale price of the Common Stock on the date of which such value is determined, as reported on another recognized securities exchange or on the NASDAQ National Market System if the Common Stock shall then be listed and traded upon such exchange or system or, if there shall be no trades on such date, on the date nearest preceding such date; or (iii) the mean between the bid and asked quotations for such stock on such date (as reported by a recognized stock quotation services) or, in the event that there shall be no bid or asked quotations on such date, then upon the basis of the mean between the bid and asked quotations on the date nearest preceding such date.

     k) "Grant Date" shall mean with respect to an Option hereunder the date upon which such Option is granted.

     l) "Option" shall mean any right granted to an Eligible Director allowing such Eligible Director to purchase Shares at such price or prices and during such period or periods as set forth under the Plan. All Options shall be non-qualified options not entitled to special tax treatment under Section 422A of the Code.

     m) "Option Letter" shall mean a written instrument evidencing an Option granted hereunder and signed by an authorized representative of the Company.

     n) "Performance Unit" shall mean the right to receive, following termination of service as an Eligible Director, one share of Common Stock. Performance Units will be awarded, if at all, based upon the attainment of a specified goal ("Performance Goal") by the end of a period specified by the Board based upon one or more of the following criteria: (i) price of the Stock,
(ii) market share of the Company, (iii) sales by the Company, (iv) earnings per share of the Stock, (v) return on shareholder equity of the Company, or (vi) costs of the Company. Such goal shall be pre-determined by the Board at a time when it is substantially uncertain that the Performance Goals will be met and subject to verification by the Company's independent auditors using generally accepted accounting principles, consistently applied. For purposes of this Plan, fractional Performance Units, measured to the nearest four decimal places, may be credited.

     o) "Release Date" shall mean the fifth business day occurring after the Company's earnings release for the preceding fiscal period. In calculating the Release Date, the day of an earnings release shall be counted, if the earnings release is made before the opening of trading on the New York Stock Exchange and shall not be counted if such release is made after the opening of trading.

     p) "Retirement" shall mean Retirement from the Board with a minimum of three years service as an Eligible Director.

     q) "SAR" or "Stock Appreciation Right" shall mean the right granted to an Eligible Director to receive the increase in the Fair Market Value of a specified number of Shares.

     r) "Shares" shall mean Shares of Common Stock.

     s) "Stock Unit" shall mean the right to receive, following both service as an Eligible Director for one year following the grant of the Stock Unit and termination of service as an Eligible Director, one share of Common Stock. For purposes of this Plan, fractional Stock Units, measured to the nearest four decimal places, may be credited.

     t) "Unit" shall mean a Performance Unit, a Stock Unit, or both, as required by context.

     u) "Window" shall mean a 30 calendar-day period of time beginning on a Release Date.


3. Administration:

     The Plan shall be administered by the Company. Subject to the terms of the Plan, the Board shall have the power to interpret the provisions and supervise the administration of the Plan.


4. Shares Subject to the Plan:

     a) Total Number. Subject to adjustment as provided in this Section, the total number of Shares as to which Options may be granted, or Performance Units, Stock Units and SARs awarded shall be 329,000. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued Shares or treasury Shares.

   b) Reduction of Shares Available.


       (i) The grant of an Option will reduce the Shares as to which Options may be granted by the number of Shares subject to such Option.


       (ii) Any shares issued by the Company through the assumption or substitution of outstanding grants from an acquired company shall not reduce the Shares available for grants under the Plan.


       (iii) The grant of Performance Units or Stock Units will reduce the number of Shares available for further grants by the number of Units granted.


       (iv) The exercise of an SAR payable in Shares will reduce the number of Shares that may be issued upon subsequent exercise of SARs.


     c) Increase of Shares Available. The lapse, cancellation or other termination of an Option, Unit or SAR that has not been fully exercised or paid shall increase the available Shares for such Options, Units or SARs by the number of Shares that have not been issued upon exercise of such Option or SAR or payment of such Unit.


     d) Other Adjustments. The total number and kind of Shares available for Options, Units or SARs under the Plan or which may be allocated to any one Eligible Director, the number and kind of Shares of Common Stock subject to outstanding Options, Units or SARs, and the exercise price for such Options or SARs or the value of Units shall be appropriately adjusted by the Board for any increase or decrease in the number of outstanding Shares resulting from a stock dividend, subdivision, combination of Shares, reclassification, or other change in corporate structure affecting the Shares or for any conversion of the Shares into or exchange of the Shares for other Shares as a result of any merger or consolidation (including a sale of assets) or other recapitalization as may be necessary to maintain the proportionate interest of the Option, SAR or Unit holder.


5. Initial Options:


     Initial Options shall be granted to Eligible Directors as follows:


     a) Initial Grant. Each Eligible Director who has not previously received a grant under this Plan shall be granted an Option to acquire 2,000 shares as follows: (1) on the Election Date in the event that the Election Date occurs during a Window, or (2) on the next Release Date in the event that the Election Date does not occur during the Window.


     b) Terms and Conditions. Any Option granted under this Section 5 shall be subject to the following terms and conditions:


       (i) Option Price. The purchase price per Share purchasable under an Option granted under Section 5 shall be 100% of the Fair Market Value of a Share on the Grant Date.


       (ii) Exercisability. Unless otherwise provided by this Plan, an Option granted under Section 5 shall become exercisable in whole or in part one year from the Grant Date.


6. Annual Options:


     Annual Options shall be granted to Eligible Directors as follows:


     a) Eligible Directors. Each Eligible Director on or after the Effective Date of the Plan shall be granted an Option to acquire 2,000 Shares immediately after the annual meeting of the Company's stockholders.


     b) Terms and Conditions. Any Option granted under this Section 6 shall be subject to the following terms and conditions:

       (i) Option Price. The purchase price per Share purchasable under an Option shall be 100% of the Fair Market Value of a Share on the Grant Date.


       (ii) Exercisability. Unless otherwise provided by this Plan, an Option granted under this Section 6 shall become exercisable in whole or in part one year from the Grant Date.


7. General Terms:

     The following provisions shall apply to any Option:

     a) Option Period. Each Option shall expire ten years from its Grant Date, subject to earlier termination as hereinafter provided.

     b) Each Option granted under this Plan shall become exercisable by the Eligible Director only after the completion of one year of Board service immediately following the Grant Date; provided, however, that for Annual Options under Section 6, uninterrupted Board service by the Eligible Director until the annual meeting of the Company's stockholders next following the Grant Date shall be deemed completion of one year of Board service. Exercise of any or all prior existing Options shall not be required.

     c) No Option under this Plan may be transferrable by the Eligible Director except by will or the laws of descent and distribution. In the event of the death of the Eligible Director more than one year after the Grant Date and not more than three months after the termination of the Eligible Director's Board service, the Option may be transferred to the Eligible Director's personal representative, heirs or legatees ("Transferee") and may be exercised by the Transferee before the earlier of (i) the expiration of one year from the date of the death of the Eligible Director or (ii) the expiration of ten years from the Grant Date. In the event of the Retirement from Board service of an Eligible Director, an Option may be exercised prior to its expiration during the five year period beginning with the date of Retirement; provided, however, that in the event of a retiree's death during such five year period, unexercised Options may be exercised by the Transferee before the earlier of either items (i) or (ii) of this Section 7(c). In all other cases of termination of Board service of an Eligible Director except for removal for cause, the Option, if otherwise exercisable by the Eligible Director at the time of such termination, may be exercised within three months after such termination. In the event of removal for cause, all existing Options shall be of no force and effect.

     d) Method of Exercise. Any Option may be exercised by the Eligible Director in whole or in part at such time or times and by such methods as the Board may specify. The applicable Option Letter may provide that the Eligible Director may make payment of the Option price in cash, Shares, held for at least six months, or such other consideration as the Board may specify, or any combination thereof, having a Fair Market Value on the exercise date equal to the total Option price.


8. Stock Units:

     a) Grant of Stock Units. On the date of the annual meeting of stockholders, each Eligible Director shall be awarded each year a number of Stock Units determined by dividing 50% of the Director's Annual Retainer by the Fair Market Value on that date.

     b) Election of Stock Units. By written election filed with the Board before the end of any calendar year, an Eligible Director may elect to increase the percentage in a) above to 100%, and thereby have the entire Director's Annual Retainer payable in each calendar year beginning after the date of the election awarded in Stock Units. An election under this Section 8 b) shall remain in effect until changed, in writing, by the Director. Any such change shall be effective in the first calendar year beginning after the date of the written notice of change.

     c) Forfeiture of Stock Units. Stock Units awarded at an annual meeting of stockholders will be forfeited if the Director terminates service as a Director for any reason other than Board approved Retirement, Board determined disability, or death, before the immediately following annual meeting of stockholders.

     d) Stock Units in Lieu of Pension. Effective October 20, 1997, the present value on that date of any Eligible Director's accrued pension benefit under the Carpenter Technology Directors' Retirement Plan, excluding any Eligible Director who is required to retire on or before the 1998 Annual Meeting of Stockholders, shall be converted to Stock Units. The number of Stock Units to be awarded under this Section 8 d) shall be determined by dividing the average of the Fair Market Value on the last ten business days of October 1997, by the present value of each Eligible Director's accrued pension. The present value will be determined using the UP-84 mortality table and a 7.5% interest rate. Stock Units awarded under this Section 8 d) shall not be subject to the vesting schedule of Section 8 c). Instead, such Stock Units will be payable upon the earlier of the Director's Retirement, Board determined disability, or death.


9. Performance Units:

     a) Grant of Performance Units. Performance Units may be granted annually to Eligible Directors in such amounts and subject to such Performance Goals as shall be determined by the Board. Each Performance Unit shall have an initial value equal to the Fair Market Value of a Share (or similar fractional Share) on the Date of Grant. The Board shall set one or more Performance Goals as described in Section 2(n) of this Plan. The extent to which those Performance Goals are met will determine the number and value of Performance Units that will be paid out to the Eligible Director.

     b) Form and Timing of Payment of Performance Units. Payment of earned Performance Units shall be made as soon as practicable following the close of the applicable period in a manner designated by the Board, in its sole discretion. The Board, in its sole discretion, may pay earned Performance Units in the form of cash or in Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Performance Units at the close of the applicable period. Such Shares may be granted subject to any restrictions deemed appropriate by the Board.

     c) Dividends on Earned but Undistributed Shares. Eligible Directors shall be entitled to receive any dividends declared with respect to Shares that have been earned in connection with grants of Performance Units, but not yet distributed to Eligible Directors.


10. Nontransferability of Units:


     Neither Performance Units nor Stock Units may be sold, transferred, pledged, assigned or otherwise alienated, other than by will or by the laws of descent and distribution.


11. Dividend Equivalents:


     An Eligible Director who has been awarded Stock Units will also be awarded additional Units, determined on a quarterly basis. The number of additional Units to be awarded will be determined by multiplying the quarterly dividend per Share for the immediately preceding quarter by the number of Units credited to the Director on the first day of that calendar quarter and dividing the result by the Fair Market Value on the last business day of that quarter.


12. Payment of Units:


     a) Following an Eligible Director's Retirement, or termination of service on account of disability, the Director shall be paid a number of Shares equal to the number of whole Units credited to the Director, with cash paid in lieu of any fractional Units. The amount of cash to be paid will be based on the Fair Market Value on the date of the Director's termination of service as a Director. In the case of the Director's death, the payment will be made to the Director's Beneficiary.


     b) Manner of Payment.


       (1) An Eligible Director may elect to receive Shares in payment of Units credited to the Director's account in a lump sum or in annual installments payable over either ten or fifteen years.

       (2) The election shall be made by the Director, in writing, filed with the Board no later than the end of the calendar year immediately preceding the Director's termination of service. If no election is made, the Director's Units will be paid in a lump sum as soon as is practicable following the Director's termination of service.


       (3) If a Director elects installment payments, the amount of each annual installment will be the number of Units to the Director's credit at the end of the immediately preceding calendar year multiplied by a fraction the numerator of which is one and the denominator of which is the number of years remaining in the original installment period. Dividend equivalents will continue to be credited to the Director's account through the end of the calendar quarter immediately preceding the final installment.


       (4) An Eligible Director who has elected installment payment of Units may, with the consent of the Board, which may be given or denied in the Board's sole discretion, change that election and receive a lump sum distribution of all remaining Units credited to the Director's account.


13. Stock Appreciation Rights or SARs.


     SARs may be granted by the Board from time to time, subject to the following provisions:


     a) The Board may grant a SAR either in connection with the grant of an Option ("Tandem SAR") or independent of the grant of an Option ("Freestanding SAR"). The grant of any Freestanding SAR must be related to the attainment of Performance Goals under Section 9. Each Tandem SAR shall be exercisable only with the exercise and surrender of the related Option or portion thereof and shall entitle the Eligible Director to receive the excess of the Fair Market Value of the Shares on the date the Tandem SAR is exercised over the option price under the related Option. The excess is hereafter called the "Spread" for both Tandem SARs and Freestanding SARs. If the Eligible Director elects instead to exercise the related Option, the Tandem SAR shall be canceled automatically.



     b) A Tandem SAR shall be exercisable only to the extent and at the same time that the related Option is exercisable.


     c) A Freestanding SAR shall be exercisable pursuant to the terms and conditions that are specified in the agreement in which the Freestanding SAR is granted.


     d) Upon the exercise of a SAR, the Company shall pay to the Eligible Director an amount equivalent to the spread (less any applicable withholding taxes) in cash, or in Shares, or a combination of both, as the Board shall determine. Such determination may be made at the time of the granting of the SAR. No fractional Shares of Stock shall be issued and the Board shall determine whether cash shall be given in lieu of such fractional Share or whether such fractional Share shall be eliminated.


     e) A Tandem SAR shall terminate and may no longer be exercised upon the termination or expiration of the related Option.


     f) Income attributable to the exercise of a SAR shall not be included in the calculation of any other benefits payable at any time by reason of the Eligible Director's service to the Company.


     g) No SAR shall be transferable by the Eligible Director.


     h) The agreement under which a SAR is granted shall set forth the extent to which the Eligible Director shall have the right to exercise the SAR following termination of the Eligible Director's service as a Director. Such provisions shall be determined at the sole discretion of the Board and need not be uniform among all SARs issued pursuant to this Section 13, and may reflect distinctions based on the reasons for termination of service.


     i) The Board may only grant Freestanding SARs pursuant to the achievement of Performance Goals and it may impose additional restrictions upon the vesting and exercise of such SARs on the attainment of Performance Goals. For all purposes under this Plan, "Performance Goals" means goals that must be met by the end of a period specified by the Board based upon one or more of the following criteria: (i) price of the Stock, (ii) market share of the Company, (iii) sales by the Company, (iv) earnings per share of the Stock,
(v) return on shareholder equity of the Company, or (vi) costs of the Company.


14. Change in Control:

     a) Notwithstanding anything in this Plan to the contrary, in the event of a change in control of the Company, the Options granted under Sections 5 and 6 and any SARs granted under Section 13 shall vest and become immediately exercisable and any unvested Stock Units granted under Section 8 shall vest.


     b) For purposes of this Plan, "Change in Control of the Company" shall be deemed to have occurred if: (i) any "person" or "group" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; or (ii) during any period of two consecutive years (not including any period prior to the effective date of the Plan), individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clauses (i), (iii), or (iv) of this Subsection) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning or the period of whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or
(iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 75% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or
(iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.


     c) Payment for Performance Units. Within 30 days following a Change in Control event, as defined in Section 14(b) of this Plan, there shall be paid in cash to Eligible Directors holding Performance Units a pro rata amount based upon the assumed achievement of all relevant Performance Goals at target levels, and upon the length of time with the performance period that has elapsed before the Change in Control event; provided, however, that if the Board determines that actual performance to the date of the Change in Control event exceeds targeted levels, the prorated payouts shall be made using the actual performance data; and provided further, that there shall not be an accelerated payout with respect to Performance Units that qualify as "Derivative Securities" under Section 16 of the Exchange Act that were granted less than six months before the Change in Control event.


15. Amendments and Termination:


     a) Board Authority. The Board may amend or terminate the Plan at any time; provided that no amendment may be made (i) without the appropriate approval of the Company's stockholders if such approval is necessary to comply with any tax or other regulatory requirement, including any stockholder approval required as a condition to exemptive relief under Section 16(b) of the Exchange Act; (ii) which would adversely impair or affect, without the consent of the Eligible Director, any rights or obligations under any Option, Unit or SAR theretofore granted to such Eligible Director; or (iii) more than once every six months with respect to the timing, amount and price of Options or SARs to be awarded to Eligible Directors, other than to comport with changes to the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

     b) Prior Stockholder and Eligible Director Approval. Anything herein to the contrary notwithstanding, in the event that amendments to the Plan are required in order that the Plan or any other stock-based compensation plan of the Company comply with the requirements of Rule 16b-3 issued under the Exchange Act, as amended from time to time, or any successor rules promulgated by the Securities and Exchange Commission related to the treatment of benefit and compensation plans under Section 16 of the Exchange Act, the Board is authorized to make such amendments without the consent of Eligible Directors or the stockholders of the Company.


16. General Provisions:

     a) Compliance Regulations. All certificates for Shares delivered under this Plan pursuant to any Option, Unit or SAR shall be subject to such stock-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Board of Directors may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. The Company shall not be required to issue or deliver any Shares under the Plan prior to the completion of any registration or qualification of such Shares under any federal or state law, or under any ruling or regulations of any governmental body or national securities exchange that the Board in its sole discretion shall deem to be necessary or appropriate.

     b) Other Plans. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required by applicable law or the rules of any stock exchange on which the Common Stock is then listed; and such arrangements may be either generally applicable or applicable only in specific cases.

     c) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal law.

     d) Conformity With Law. If any provision of this Plan is or becomes or is deemed invalid, illegal, or unenforceable in any jurisdiction, or would disqualify the Plan or any Option under any law deemed applicable by the Board, such provision shall be construed or deemed amended in such jurisdiction to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

     e) Insufficient Shares. In the event there are insufficient Shares remaining to satisfy all of the grants of Options, Units or SARs made on the same day, such Options, Units or SARs shall be reduced pro-rata.


17. Effective Date and Termination:

     The Plan's original effective date, as approved by the Board, was August 9, 1990, and last amended by the Board of Directors on August 10, 1995; and ratified by the stockholders at the Annual Meeting held October 23, 1995. The effective date of this amendment and restatement is October 20, 1997, provided that the Plan, as amended and restated, is ratified by the Company's stockholders at the Annual Meeting to be held on October 20, 1997. If this amendment and restatement is not so ratified, the Plan as amended through October 23, 1995, shall remain in effect. The Plan will terminate upon the date on which all outstanding Options have expired or terminated and all outstanding Units and SARs have been paid or otherwise provided for.

               [MAP OF DIRECTIONS TO SITE OF ANNUAL MEETING OF
           CARPENTER TECHNOLOGY CORPORARTION AT THE INN AT READING]

                        CARPENTER TECHNOLOGY CORPORATION
              Proxy Solicited on Behalf of the Board of Directors
                    for the Annual Meeting October 20, 1997


p The undersigned stockholder of Carpenter Technology Corporation appoints PAUL R. ROEDEL and JOHN R. WELTY, or either of them, proxies
R with full power of substitution, to vote all shares of stock which the stockholder would be entitled to vote if present at the Annual Meeting
O of Stockholders of CARPENTER TECHNOLOGY CORPORATION to be held at The Inn At Reading, Wyomissing, Pennsylvania, on Monday, October 20, 1997,
X at 4 p.m., local time, and at any adjournments thereof, with all powers the stockholder would possess if present. The stockholder
Y hereby revokes any proxies previously given with respect to such meeting.


                                                 Comments: (change of address)
      Election of Directors:
                                                 ------------------------------
      Nominees -- Term to Expire 2000

       C. McCollister Evarts, M.D.               ------------------------------
       William J. Hudson, Jr.
       Peter C. Rossin
       Kenneth L. Wolfe



THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE, BUT IF NO SPECIFICATION IS MADE, IT WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON OTHER MATTERS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

THIS CARD ALSO CONSTITUTES VOTING INSTRUCTIONS FOR ANY SHARES HELD FOR THE STOCKHOLDER IN THE FOLLOWING: CARPENTER TECHNOLOGY CORPORATION'S EMPLOYEE STOCK OWNERSHIP PLAN, SAVINGS AND STOCK-BASED INCENTIVE COMPENSATION PLANS. (PLEASE DATE AND SIGN ON REVERSE SIDE.)

                              FOLD AND DETACH HERE

                                                                        NEW LOGO


                        A Toll-Free Telephone Number for
                Shareholders of Carpenter Technology Corporation
           Telephone inquiries regarding your stock should be made to
            First Chicago Trust Company's new automated Toll-Free
                        Telephone Response Center at:
                                 1-800-519-3111
  Representatives are available at the toll-free number Monday through Friday from 8:30 a.m. until 7:00 p.m. Eastern Time.
       Our automated telephone system will be available Monday 8:00 a.m.
                           through Saturday 9:00 p.m.
         TDD telephone number for the hearing impaired: (201) 222-4955
Internet Address: http://www.fctc.com         E-Mail Address: fctc.@em.fcnbd.com
                                DirectSERVICE(TM)

As part of Carpenter's ongoing effort to provide enhanced shareholder services, Carpenter Technology Corporation offers a DirectSERVICE, a Dividend
Reinvestment and a Common Stock Purchase Program.
o  The program is available to both registered shareholders and non-shareholders.
o  Shareholders of record are automatically eligible to participate in the program.
o  New shareholders can open an account with as little as $500.00.
o Carpenter pays your transaction fees and brokerage commissions for stock purchases with additional cash payments and reinvested dividends.
o You can reinvest dividends in full or in part, or receive cash dividend payments electronically or by check.
o Your purchase and sale orders are processed at least once every five business days.
o You can deposit your stock certificates for safe keeping or you can request a certificate for whole shares at any time. In either case, there is no cost to you.
The plan is administered by First Chicago Trust Company of New York.
                SERVICE AVAILABLE -- TO ASSIST OUR STOCKHOLDERS
            ELECTRONIC FUNDS TRANSFER (DIRECT DEPOSIT) OF DIVIDENDS
o  Dividend monies deposited directly into your bank account.
o  No worry of lost dividend checks.
o  Immediate access of dividend money, no mail delays.
o  Verification of dividend receipt on monthly bank statement.
--------------------------------------------------------------------------------
Inquiries concerning the DirectSERVICE Program should be directed to the Agent:
First Chicago Trust Company, P.O. Box 2598, Jersey City, NJ
07303-2598 Telephone: 1-800-519-3111
To obtain an Electronic Funds Transfer Authorization Form, please contact:
Carpenter Shareholder Services, First Chicago Trust Company, P.O. Box 2500, Jersey City, NJ 07303-2500

      Please mark your
|X|   votes as in this                                                    9327
      example.


    This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR election of directors and FOR proposals 2 and 3.
------------------------------------------------------------------------------
     The Board of Directors recommends a vote FOR all nominees and proposals 2 and 3.
------------------------------------------------------------------------------
                    FOR   WITHHELD                         FOR  AGAINST ABSTAIN
 1. Election of                         2. Approval of
    Directors.      [ ]     [ ]            independent     [ ]    [ ]     [ ]
    (See Reverse)                          accountants.

To withhold your vote for any
nominee(s), write the name(s) here:
                                                           FOR  AGAINST ABSTAIN
                                        3. Approval of     [ ]    [ ]     [ ]
                                           amendment to
                                           Non-Qualified
                                           Stock Option
                                           Plan for Non-
                                           Employee Directors
                                           and increase
                                           in share reserve.
                                                                  YES     NO
                                               I plan             [ ]    [ ]
                                               to attend the
                                               Meeting.

------------------------------------------------------------------------------
                                        The signer hereby revokes all proxies
                                        heretofore given by the signer to vote
                                        at said meeting or any adjournments
                                        thereof.

                                        Please sign exactly as your name
                                        appears hereon. Joint owners should
                                        each sign. When signing as attorney,
                                        executor, administrator, trustee or
                                        guardian, please give full title as
                                        such.


                                        ------------------------------------


                                        ------------------------------------
                                        SIGNATURE(S)              DATE

   THIS IS YOUR PROXY. YOUR VOTE IS IMPORTANT.



                                                                      NEW LOGO



                                ADMISSION TICKET

                                 ANNUAL MEETING
                                       OF
                STOCKHOLDERS OF CARPENTER TECHNOLOGY CORPORATION
                            MONDAY, OCTOBER 20, 1997
                                   4:00 P.M.
                               THE INN AT READING
                            WYOMISSING, PENNSYLVANIA

------------------------------------------------------------------------------
                                     AGENDA
           o Election of four Directors.
           o Approving the appointment of independent accountants of the Corporation for the fiscal year ending June 30, 1998.
           o Approving an amendment and restatement of the Non-Qualified Stock Option Plan for Non-Employee Directors.
           o Transacting such other business as may properly come before the meeting.

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         It is important that your shares are represented at this meeting, whether or not you attend the meeting in person. To make sure your shares are represented, we urge you to complete and mail the proxy card above.

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          If you plan to attend the 1997 Annual Meeting of Stockholders, please mark the appropriate box on the proxy
          card above.
          Present this ticket to the Carpenter Technology Corporation representative.
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